Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF COMMON SHARES OF BENEFICIAL INTEREST OF FIRST TRUST STRATEGIC HIGH INCOME FUND II

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for common shares of beneficial interest, par value $0.01 per share (the “Shares”), of First Trust Strategic High Income Fund II are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, September 28, 2017, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be transmitted by facsimile transmission or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m. New York City time on the Expiration Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

All Holders Call Toll Free: (866) 203-9357

The Depositary for the Offer is:

By Facsimile Transmission:

(For Eligible Institutions Only)

(617) 360-6810

Confirm by Telephone:

(781) 575-2332

By Mail	By Registered, Certified or Express Mail or Overnight Courier
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021
Voluntary Corporate Actions COY: FHY

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED

ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to First Trust Strategic High Income Fund II (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 29, 2017 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:
Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box: ☐

The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan:

☐ Yes ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)

Dated:	, 2017

Signature(s)

Voluntary Corporate Actions COY: FHY

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Print)

Title:
City	State	Zip Code

Area Code and Tel. No.:	Dated:	, 2017

DO NOT SEND SHARE CERTIFICATES WITH THE FORM.

YOU SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL

Voluntary Corporate Actions COY: FHY